EXHIBIT 99.1

Payment Data Systems Announces Fourth Quarter and Year End 2015 Results

SAN ANTONIO, Texas, March 24, 2016 (GLOBE NEWSWIRE) -- Payment Data Systems, Inc. (NASDAQ:PYDS), an integrated payment solutions provider, today announced financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights

  Revenues were $3.7 million
  Gross margins were $1.4 million, or 37.8% of revenues
  Operating income was $136,991
  Adjusted EBITDA1 was $670,625, or 18.3% of revenues
  Net income was $164,842, or $0.01 per diluted share

1See Reconciliation of GAAP Operating Income to Adjusted EBITDA in the accompanying financial tables

Year Ended December 31, 2015 Financial Highlights

  Revenues were $14.4 million; up 7.4% from $13.4 million in 2014
  Gross margins were $5.0 million, or 34.5% of revenues; up 18.8% from $4.2 million, or 31.2% of revenues in 2014
  Operating income was $946,877, compared to $2.3 million a year ago
  Adjusted EBITDA2 was $2.9 million, or 20.1% of revenues; up 12.1% from $2.6 million, or 19.2% of revenues in 2014
  Net income was $1.0 million, or $0.08 per diluted share, compared to $3.8 million, or $0.41 per diluted share in 2014
  Cash flow from operations was $2.1 million; up 4.2% from $2.0 million in 2014

2See Reconciliation of GAAP Operating Income to Adjusted EBITDA in the accompanying financial tables

2015 Full Year Operating Highlights

  Total dollars processed for 2015 set a new record, exceeding $3.3 billion, an 18% increase from 2014.
  Total transactions processed for 2015 also reached a new high at more than 14.3 million, a 10% increase from 2014.

Management Commentary

“I am proud to report that our focus on innovation and delivery of world-class payments processing technology for our customers drove record revenues and results across all key operating metrics in 2015, and for the first time we exceeded the $3 billion mark for total dollars processed in a year,” said Michael Long, Chairman and CEO, Payment Data Systems, Inc.

“This is truly an exciting time to be in the payments space. The rapid growth of e-commerce, online mobile payments and new alternative payment methods is driving significant change in the payments market, with electronic payments now exceeding 85% of all non-cash payments,” added Long.  “As never before, merchants need to manage the complexity to thrive and are looking at payments and payment innovators much more strategically than in the past.  We serve unmet needs in a fast growing market that demands secure, adaptive, and convenient payments and prepaid products – and because of the customization and innovation we provide in meeting these needs, we have created a loyal base of customers.”

Payment Data Systems, Inc. President and Chief Operating Officer Louis Hoch said, “2015 marked a year of significant accomplishments that position Payment Data Systems for long-term growth. Our strategies for long-term value creation are two-fold.  We plan to drive organic growth by continuing to expand our payment processing business with new customer verticals through resellers and integrators and by increasing prepaid product sales by leveraging our powerful Akimbo user interface.  On the acquisition front, we will selectively evaluate strategic acquisitions that enhance or bring additional products and services to our current model, with the goals of increasing customer satisfaction, generating additional opportunities to cross-sell, and creating opportunities to engage new clients.  We will also evaluate portfolio acquisitions at accretive multiples.”

Hoch added, “During the fourth quarter, our revenues were down slightly due primarily to lower ACH volumes.  In addition, in October, we introduced our new eCheck verification service that significantly reduced return check rates for our customers.  The eCheck service improves quality for merchants and we expect it to continue to provide an attractive revenue stream.  Although each eCheck verification transaction generates lower gross revenue than a returned check fee, an eCheck transaction has a higher gross margin and is more profitable than returned check fees.  As a result, our gross margins remain intact even though our total revenues are unfavorably impacted by this mix shift.

“Based on a strong customer pipeline, we expect to resume revenue growth in the second half of 2016.  We are excited about the growth prospects ahead for 2016 and beyond, and we look forward to reporting on our progress on our growth strategies in future quarterly calls.”

“Our 2015 results reflect continued investment in technology, product development, sales, customer service, and compliance while remaining profitable,” said Habib Yunus, CFO, Payment Data Systems, Inc.  “Our revenues, gross margins and Adjusted EBITDA margins each grew versus last year but net income was impacted by higher SG&A, and one-time expenses related to the Akimbo acquisition and NASDAQ uplisting.”

“Our balance sheet is strong, with $4.1 million of cash.  We remain debt free and generated positive cash flow from operations of $2.1 million in 2015.  This positions us well to pursue future growth opportunities,” said Yunus.

Financial Results

Three Months Ended December 31, 2015

Revenues of $3.7 million decreased 2.7% compared to $3.8 million for the fourth quarter of 2014, as record credit card processing volumes were offset by a decline in ACH volumes and returned check processing fees.

Gross margins of $1.4 million, or 37.8% of revenues, compared to $1.4 million, or 38.0% of revenues, in the corresponding prior-year period.

Operating income was $136,991, compared to $931,390 in the fourth quarter of 2014, reflecting higher selling, general and administrative expenses, including higher non-cash compensation expense, to support the Company’s growth, and higher amortization expense related to the amortization of assets purchased from Akimbo.

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization adjusted for non-recurring and non-cash items) was $670,625 compared to $1.0 million in the corresponding prior-year period.  Please see a reconciliation of Adjusted EBITDA to operating income in the accompanying financial tables.

Net income was $164,842, or $0.01 per diluted share, compared to $2.5 million, or $0.27 per diluted share in the fourth quarter of 2014, primarily reflecting higher expenses in the fourth quarter of 2015 and the release of a deferred tax allowance in the fourth quarter a year ago.

Year Ended December 31, 2015

Revenues of $14.4 million increased 7.4% from $13.4 million in 2014, driven primarily by increased ACH and credit card transaction volumes.

Gross margins increased 18.8% to $5.0 million, or 34.5% of revenue, from $4.2 million, or 31.2% of revenue a year ago.

Operating income was $946,877, compared to $2.3 million a year ago, reflecting higher selling, general and administrative expenses, including higher non-cash stock compensation expense, to support the Company’s growth, one-time expenses related to the Akimbo acquisition and listing on NASDAQ, and higher amortization expense related to the amortization of assets purchased from Akimbo.

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization adjusted for non-recurring and non-cash items) of $2.9 million increased 12.1% from $2.6 million in 2014.  Please see a reconciliation of Adjusted EBITDA to operating income in the accompanying financial tables.

Net income was $1.0 million, or $0.08 per diluted share, compared to $3.8 million, or $0.41 per diluted share a year ago.

Balance Sheet

At December 31, 2015, the Company had $4.1 million of cash and cash equivalents.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as acquisitions. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA, and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled "Non-GAAP Reconciliation."

Conference Call and Webcast

Payment Data Systems, Inc.’s management will host a conference call with a live webcast today at 5:00 p.m. Eastern Time to provide a business update.

Individuals interested in dialing in to the conference call may do so by dialing (866) 777-2509 for U.S. participants and (412) 317-5413 for participants outside the U.S., referencing “Payment Data Systems”. The call may also be accessed via webcast on the Company’s website at www.paymentdata.com/invest. If you would like to submit a question via email in advance please email ebrossy@finprofiles.com.

A replay of the call will be available through Thursday, April 7, 2016 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international), using the passcode 10082920.

About Payment Data Systems, Inc.

Payment Data Systems, Inc. (NASDAQ:PYDS), a leading integrated payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, and card issuers. The Company operates credit, debit/prepaid and ACH payment processing platforms to deliver convenient, world-class payment solutions and service to their clients. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector. Payment Data Systems is headquartered in San Antonio, Texas, and has offices in New York, New York; and Long Beach, California.

For additional information please visit www.paymentdata.com.  Websites: www.ficentive.com, www.akimbocard.com, www.streamprepaid.com,  www.zbill.com. Find us on Facebook®

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by safe harbors. Those statements include, but may not be limited to, all statements regarding our management’s intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, the factors detailed from time to time in our filings with the Securities and Exchange Commission. One or more of these factors have affected, and in the future could affect our businesses and financial results in the future and could cause actual results to differ materially from plans and projections. We believe that the assumptions underlying the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management. We assume no obligation to update any forward-looking statements, except as required by law.

(Financial Tables Follow)

PAYMENT DATA SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$4,059,606	$2,803,455
Accounts receivable, net	1,135,384	1,037,208
Settlement processing assets	39,797,232	36,525,819
Prepaid expenses and other	149,118	129,258
Current assets before restricted cash	45,141,340	40,495,740
Restricted cash	17,972,065	15,660,577
Total current assets	63,113,405	56,156,317

Property and equipment, net	3,077,421	2,705,517

Other assets:
Intangibles	341,816	412,363
Deferred tax asset, noncurrent	1,621,000	1,621,000
Other assets	202,849	204,112
Total other assets	2,165,665	2,237,475

Total Assets	$68,356,491	$61,099,309

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$143,180	$37,808
Accrued expenses	1,328,738	1,851,033
Settlement processing obligations	39,797,232	36,525,819
Current liabilities before restricted cash	41,269,150	38,414,660
Restricted cash	17,972,065	15,660,577
Total current liabilities	59,241,215	54,075,237

Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding in 2015 and 2014

Common stock, $0.001 par value, 200,000,000 shares authorized; 12,379,537 and 12,278,440 issued and 12,029,915 and 11,945,413 outstanding (see Note 12)	185,533	184,177
Additional paid-in capital	64,302,498	62,989,131
Treasury stock, at cost; 349,632 and 333,010 shares (see Note 12)	(286,394)	(238,157)
Deferred compensation	(6,031,362)	(5,839,992)
Accumulated deficit	(49,054,999)	(50,071,087)
Total stockholders' equity	9,115,276	7,024,072

Total Liabilities and Stockholders' Equity	$68,356,491	$61,099,309

The accompanying notes in our Form 10-K are an integral part of these consolidated financial statements

PAYMENT DATA SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Three Months Results Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues	$3,662,781	$3,764,130	$14,380,459	$13,395,131

Operating expenses:
Cost of services	2,278,885	2,335,200	9,417,334	9,216,904
Selling, general and administrative:
Stock-based compensation	309,586	72,995	1,275,130	291,980
Cancellation of stock-based compensation	-	-	(163,936)	-
Other expenses	713,271	414,405	2,408,686	1,600,287
Depreciation and amortization	224,048	10,140	496,368	40,953
Total operating expenses	3,525,789	2, 832,740	13,433,582	11,150,124

Operating income	136,991	931,390	946,877	2,245,007

Other income (expense):
Interest income	20,550	18,906	79,005	66,786
Other income (expense)	7,300	43,892	65,490	44,269
Total other income and (expense), net	27,850	62,798	144,495	111,055

Income before income taxes	164,842	994,188	1,091,372	2,356,062
Income taxes	-	(1,507,000)	75,285	(1,482,226)

Net income	$164,842	$2,501,188	$1,016,088	$3,838,288

Basic earnings per common share:	$0.02	$0.39	$0.14	$0.59
Diluted earnings per common share:	$0.01	$0.27	$0.08	$0.41
Weighted average common shares outstanding
Basic	7,437,662	6,494,127	7,389,177	6,472,071
Diluted	11,988,180	9,291,032	11,988,180	9,256,394

The accompanying notes in our Form 10-K are an integral part of these consolidated financial statements

PAYMENT DATA SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31, 2015	December 31, 2014
Operating Activities
Net income	$1,016,088	$3,838,288
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation	466,606	40,953
Amortization	29,762	-
Non-cash stock-based compensation	1,275,130	291,980
Cancellation of stock-based compensation	(163,936)	-
Deferred income tax (benefit)	-	(1,621,000)

Changes in operating assets and liabilities:
Accounts receivable	(98,174)	(452,171)
Prepaid expenses and other	(19,860)	(30,292)
Other assets	1,263	(55,518)
Accounts payable and accrued expenses	(416,920)	(5,621)
Settlement processing assets, net	-	-
Restricted cash, net	-	-
Net cash provided by operating activities	2,089,959	2,006,619

Investing Activities
Purchases of property and equipment	(785,571)	(36,772)
Net cash (used) by investing activities	(785,571)	(36,772)

Financing Activities
Purchases of treasury stock	(48,237)	-
Net cash (used) by financing activities	(48,237)	-

Change in cash and cash equivalents	1,256,151	1,969,847
Cash and cash equivalents, beginning of year	2,803,455	833,608

Cash and Cash Equivalents, End of Year	$4,059,606	$2,803,455

Non-cash items:
Acquisition of Akimbo Financial Inc. for common shares	-	$2,250,000

Supplemental Disclosures
Cash paid for interest	-	$151
Cash paid for income taxes	$32,369	$44,937

 The accompanying notes in our Form 10-K are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2015	2014	2015	2014

Reconciliation from Operating Income to Adjusted EBITDA:
Operating income	$136,991	$931,390	$946,877	$2,245,007
Depreciation and amortization	224,048	10,140	496,368	40,953
EBITDA	361,040	941,530	1,443,245	2,285,960

Expenses related to NASDAQ uplisting and reverse stock split	-	-	315,903	-
Acquisition costs	-	-	20,000	-
Non-cash stock compensation expense (net)	309,586	72,995	1,111,194	291,980
Adjusted EBITDA	$670,625	$1,014,525	$2,890,342	$2,577,940

Calculation of Adjusted EBITDA margins:
Revenues	$3,662,781	$3,764,130	$4,380,459	$3,395,131
Adjusted EBITDA	$670,625	$1,014,525	$2,890,342	$2,577,940
Adjusted EBITDA margins	18.3%	27.0%	20.1%	19.2%

Investor Contacts:

Julie MacMedan
Elizabeth Brossy
Financial Profiles
PYDS@finprofiles.com